EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE AND CHIEF FINANCIAL OFFICERS

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. § 1350), Kevin Cook, Chief Executive Officer and President of Dialogic Inc. (the “Company”), and Robert Dennerlein,  Chief Financial Officer of the Company, each hereby certifies that, to the best of his knowledge:

(1) The Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2014, to which this Certification is attached as Exhibit 32.1 (the “Periodic Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act; and

(2) The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

In Witness Whereof, the undersigned have set his hand hereto as of the 14th day of November, 2014.

/s/ Kevin Cook	/s/ Robert Dennerlein
Name: Kevin Cook	Name: Robert Dennerlein
Title: Chief Executive Officer and President (Principal Executive Officer)	Title: Chief Financial Officer (Principal Financial Officer)

This certification accompanies the Form 10-Q to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Dialogic Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-Q), irrespective of any general incorporation language contained in such filing.